EXHIBIT 99.1


                      WEINGARTEN REALTY INVESTORS ANNOUNCES
                          STRONG FIRST QUARTER EARNINGS

Houston, Texas, April 28, 2003: Weingarten Realty Investors (NYSE:WRI) announced today the results of its first quarter ended March 31, 2003:

     - Net income available to common shareholders increased to $25.0 million, as compared to $24.5 million in the first quarter 2002. This represents $.48 per diluted share for the first quarter 2003, as compared to $.47 per diluted share in 2002. The Company noted that net income available to common shareholders for the first quarter of 2002 benefited from gains of $1.2 million on the sale of properties as compared to $.9 million for the same period in 2003.

     - Funds from Operations (FFO), which is considered the most meaningful performance measurement within the REIT industry, increased to $43.9 million for the first quarter 2003 from $41.2 million for the same period in 2002, a 6.6% increase. On a diluted per share basis, FFO increased to $.84 per share as compared to $.79 per share the same quarter of the previous year, a 6.3% increase.

     - Rental revenues for the first quarter of 2003 were $96.9 million, up from $83.4 million for the first quarter of 2002, a 16.2% increase.

     - The Company invested $60.6 million in acquisitions and new development projects.

     - The Company issued $136 million of medium-term notes with an average maturity of 11.4 years and weighted average interest rate of 5.4%. The proceeds were employed to reduce Weingarten's floating-rate debt.

     - Occupancy of the overall portfolio was reported at 91.8% for the first quarter of 2003, up from 91.7% for both the first quarter 2002 as well as the recent fourth quarter 2002. Occupancy for the retail properties was 92.6% at March 31, 2003 as compared to 92.8% at March 31, 2002 and 92.5% at December 31, 2002. The industrial portfolio's occupancy increased to 89.0% from 88.2% for the first quarter of 2002 and 88.7% for fourth quarter 2002. It was reported that approximately 90% of first quarter 2003 rental revenues are attributable to the Company's retail properties, with the balance coming from its industrial portfolio.

     - The Board of Trust Managers declared a dividend of $.585 per common share for the first quarter of 2003, up from $.555 per common share in 2002. On an annualized basis, this represents a dividend of $2.34 per share as compared to $2.22 per share for the prior year, a 5.4% increase. The dividend is payable on June 16, 2003 to shareholders of record on June 2, 2003.

In announcing the results for the first quarter, Drew Alexander, President and Chief Executive Officer, attributed the Company's increase in all measures of performance to its acquisitions and new development projects brought on-line, as well as to increased rental revenues from the existing portfolio.

Alexander commented, "Weingarten was able to successfully acquire three desirable properties during the first quarter of 2003 for a total investment of $41.8 million; Rancho San Marcos Village, a 121,000 square foot shopping center anchored by Von's (Safeway) and 24-Hour Fitness in San Marcos, California (near San Diego), and two industrial properties in Atlanta, Georgia totaling 905,000 square feet." He noted that the Company currently has a number of other potential acquisitions in various stages of due diligence.

Alexander also reported that the Company completed five new development projects during the first quarter 2003 totaling 393,000 square feet, representing an investment of $55.7 million. These properties are 96.4% leased and have a projected return of 10%. Weingarten currently has 18 new development properties in various stages of construction, comprised of 17 shopping centers and one industrial property. Upon completion, these developments will represent an investment of approximately $216 million and will add 1.6 million square feet to the portfolio. All 17 retail developments are anchored either by a supermarket or a national discount department store. The industrial project is a 300,000 square foot state-of-the-art distribution warehouse, in which Weingarten will have a 20% joint venture interest, which has been pre-leased to Houston-based Shell Oil Products US. The new development projects will come on-line during the remainder of 2003 and into 2004.

With respect to the existing portfolio, Alexander noted that the Company completed 238 new leases or renewals totaling 1.5 million square feet during the first quarter 2003, with an average rental rate increase of 6.8% on a same-space basis from first quarter 2002. Net of capital costs associated with improvements to the leased spaces, rental rates increased 4.1%.

Alexander further commented with regard to financing activities, "We have been very pleased at the opportunity to take advantage of the ongoing favorable interest rate environment whereby we have refinanced short-term, variable-rate debt under our revolving line of credit with longer-term, fixed-rate debt. Over the last 12 months, we have issued $292 million of medium-term notes through several transactions with a weighted average interest rate of 5.5% and a weighted average maturity of 10.3 years. This reduced our percentage of variable-rate debt from 26% of total debt at March 31, 2002 to 16% of total debt at March 31, 2003, one of the lowest such ratios in the REIT industry." Alexander noted that the effect of these transactions was an increase in interest expense over the past four quarters of over $2.8 million when compared to what it would have been had Weingarten not refinanced this floating-rate debt. These transactions served not only to reduce Weingarten's exposure to interest rate increases, but also continued the Company's practice of carefully staggering its future debt maturities. This will also allow the Company the increased capacity to borrow further low-cost, floating-rate bank debt going forward.

Subsequent to quarter-end, Weingarten called for redemption its 7.44% Series A Cumulative Redeemable Preferred Shares. The redemption of these shares will be financed through the issuance of $75 million of depositary shares of 6.75% Series D Cumulative Redeemable Preferred Shares. Weingarten has filed an application to list the new Series D shares on the NYSE, and anticipates trading to begin in May 2003. According to Alexander, "The net effect of these two preferred transactions will save Weingarten and our shareholders over $500,000 annually."

Alexander stated, "We continually work to maximize the potential of our existing portfolio, and we are optimistic about the rest of 2003 as we pursue and assess acquisition and development opportunities and evaluate alternative financing opportunities that will benefit Weingarten over the long-term."

The Board of Trust Managers also declared dividends on the Company's preferred shares. The 7.125% Series B Cumulative Redeemable Preferred Shares dividend of $.4453 per share and the 7.00% Series C Cumulative Redeemable Preferred Shares (NYSE:WRIPrC) dividend of $.875 per share are both payable on June 16, 2003 to shareholders of record on June 2, 2003.

The Company also announced that it will host a live webcast of its quarterly conference call on Monday, April 28, 2003 at 10:00 a.m. Central Time. The webcast can be accessed via the Company's web site at www.weingarten.com. A
                                                      ------------------
replay is also available at the site starting approximately two hours following the live call or can be heard by calling 877-519-4471, identification number 3848242 for the following 24 hours.

Weingarten Realty Investors is a Houston, Texas based real estate investment trust with 306 income-producing properties in 18 states that span from coast to coast in the southern half of the United States. Included in the portfolio are 247 neighborhood and community shopping centers, 58 industrial properties and one office building aggregating 39.0 million square feet. Listed on the New York Stock Exchange, the Company's common shares are traded under the symbol "WRI". For further information on the Company, please visit www.weingarten.com.
                                                             ------------------



STATEMENTS INCLUDED HEREIN THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, HOPES, BELIEFS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WHICH BY THEIR NATURE, INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED AS IMPLIED BY SUCH STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S REGULATORY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION OR FACTORS, WHICH MAY IMPACT THE COMPANY'S PERFORMANCE.


                                       FINANCIAL STATEMENTS
                                   WEINGARTEN REALTY INVESTORS
                             (in thousands, except per share amounts)


                                                                  Three Months Ended
                                                                       March 31,
STATEMENTS OF CONSOLIDATED INCOME AND                               2003         2002
FUNDS FROM OPERATIONS                                                  (Unaudited)
                                                                ------------------------
Rental Income. . . . . . . . . . . . . . . . . . . . . . . . .  $   96,917   $   83,421
Interest Income. . . . . . . . . . . . . . . . . . . . . . . .         246          200
Other Income . . . . . . . . . . . . . . . . . . . . . . . . .       1,022          760
                                                                -----------  -----------
  Total Revenues . . . . . . . . . . . . . . . . . . . . . . .      98,185       84,381
                                                                -----------  -----------
Depreciation and Amortization. . . . . . . . . . . . . . . . .      21,199       17,761
Interest Expense . . . . . . . . . . . . . . . . . . . . . . .      19,439       14,996
Operating Expense. . . . . . . . . . . . . . . . . . . . . . .      14,146       12,250
Ad Valorem Taxes . . . . . . . . . . . . . . . . . . . . . . .      11,491       10,171
General and Administrative Expense . . . . . . . . . . . . . .       3,057        2,676
                                                                -----------  -----------
  Total Expenses . . . . . . . . . . . . . . . . . . . . . . .      69,332       57,854
                                                                -----------  -----------
Income Before Equity in Earnings of Joint Ventures, Minority
  Interest in Income of Partnerships, Gain on Sale of
  Properties and Discontinued Operations . . . . . . . . . . .      28,853       26,527
Equity in Earnings of Joint Ventures . . . . . . . . . . . . .       1,038        1,074
Minority Interest in Income of Partnerships. . . . . . . . . .        (895)        (116)
Gain on Sale of Properties . . . . . . . . . . . . . . . . . .           9
                                                                -----------  -----------
  Income Before Discontinued Operations. . . . . . . . . . . .      29,005       27,485
                                                                -----------  -----------
Operating Income From Discontinued Operations. . . . . . . . .          15          711
Gain on Sale of Properties . . . . . . . . . . . . . . . . . .         871        1,221
                                                                -----------  -----------
  Income from Discontinued Operations. . . . . . . . . . . . .         886        1,932
                                                                -----------  -----------
Net Income . . . . . . . . . . . . . . . . . . . . . . . . . .      29,891       29,417
Less:  Preferred Dividends . . . . . . . . . . . . . . . . . .       4,922        4,939
                                                                -----------  -----------
Net Income Available to Common Shareholders. . . . . . . . . .  $   24,969   $   24,478
                                                                ===========  ===========
Net Income Per Common Share--Basic . . . . . . . . . . . . . .  $     0.48   $     0.47
                                                                ===========  ===========
Net Income Per Common Share--Diluted . . . . . . . . . . . . .  $     0.48   $     0.47
                                                                ===========  ===========

Funds from Operations:
Net Income Available to Common Shareholders. . . . . . . . . .  $   24,969   $   24,478
Depreciation and Amortization. . . . . . . . . . . . . . . . .      19,392       17,476
Depreciation and Amortization of Unconsolidated Joint Ventures         434          475
Gain on Sale of Properties . . . . . . . . . . . . . . . . . .        (880)      (1,221)
                                                                -----------  -----------
  Funds from Operations. . . . . . . . . . . . . . . . . . . .  $   43,915   $   41,208
                                                                ===========  ===========
Funds from Operations Per Common Share--Basic. . . . . . . . .  $     0.84   $     0.80
                                                                ===========  ===========
Funds from Operations Per Common Share--Diluted. . . . . . . .  $     0.84   $     0.79
                                                                ===========  ===========
Weighted Average Shares Outstanding--Basic . . . . . . . . . .      52,091       51,686
                                                                ===========  ===========
Weighted Average Shares Outstanding--Diluted . . . . . . . . .      54,017       52,061
                                                                ===========  ===========




                                                                  March 31,   December 31,
                                                                    2003          2002
CONSOLIDATED BALANCE SHEETS                                      (Unaudited)   (Audited)
                                                                ------------  ------------
Property . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 2,762,271   $ 2,695,286
Accumulated Depreciation . . . . . . . . . . . . . . . . . . .     (475,034)     (460,832)
Investment in Real Estate Joint Ventures . . . . . . . . . . .       28,574        28,738
Notes Receivable . . . . . . . . . . . . . . . . . . . . . . .       18,304        14,747
Unamortized Debt and Lease Costs . . . . . . . . . . . . . . .       50,614        48,377
Other Assets . . . . . . . . . . . . . . . . . . . . . . . . .       94,322        97,573
                                                                ------------  ------------
            Total Assets . . . . . . . . . . . . . . . . . . .  $ 2,479,051   $ 2,423,889
                                                                ============  ============

Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,423,143   $ 1,330,369
Accounts Payable and Accrued Expenses. . . . . . . . . . . . .       48,025        81,488
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21,074        23,636
                                                                ------------  ------------
  Total Liabilities. . . . . . . . . . . . . . . . . . . . . .    1,492,242     1,435,493
                                                                ------------  ------------

Minority Interest. . . . . . . . . . . . . . . . . . . . . . .       57,238        54,983
                                                                ------------  ------------

Preferred Shares of Beneficial Interest. . . . . . . . . . . .          263           263
Common Shares of Beneficial Interest . . . . . . . . . . . . .        1,560         1,559
Capital Surplus. . . . . . . . . . . . . . . . . . . . . . . .    1,083,227     1,082,046
Accumulated Dividends in Excess of Net Income. . . . . . . . .     (153,366)     (147,853)
Accumulated Other Comprehensive Loss . . . . . . . . . . . . .       (2,113)       (2,602)
                                                                ------------  ------------
  Total Shareholders' Equity . . . . . . . . . . . . . . . . .      929,571       933,413
                                                                ------------  ------------
            Total Liabilities and Shareholders' Equity . . . .  $ 2,479,051   $ 2,423,889
                                                                ============  ============
